EXHIBIT 10.1

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                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (the "Agreement"), dated as of MARCH 21, 2000 is between Silicon Valley Bank, Specialty Finance Division of ("Bank"), and MICROGRAFX, INC., a Texas corporation, whose address is 505 Millennium Drive, Allen, Texas 75013 and with a FAX number of (214) 495-4053, MICROGRAFX INTERACTIVE, INC., a Delaware corporation, whose address is 505 Millennium Drive, Allen, Texas 75013 and with a FAX number of (214) 495-4053 and INTERCAP GRAPHICS SYSTEMS, INC., a Delaware corporation, whose address is 116 Defense Highway, Annapolis, Maryland 21401 and with a FAX number of (301) 261-8358. MICROGRAFX, INC., MICROGRAFX INTERACTIVE, INC., and INTERCAP GRAPHICS SYSTEMS, INC. are jointly and severally referred to herein as "Borrower").

1.       DEFINITIONS.  In this Agreement:
         -----------

"ACCOUNT DEBTOR" is defined in the California and Texas Uniform
Commercial Code and shall include any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

"ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

"ADJUSTMENTS" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

"ADVANCE" is defined in Section 2.2.

"ADVANCE RATE" is 80% with respect to receivables that Bank finances where the Account Debtor is an OEM or end user, net of deferred revenue and offsets related to each specific Account Debtor. Notwithstanding the foregoing, Bank will not net out deferred at Bank's discretion. The Advance Rate with respect to receivables the Bank finances where the Account Debtor is a Distributor or Reseller is to be determined by the Bank at the time of each Advance, subject to Bank's review of Borrower's sell through reports..

"APPLICABLE RATE" is a rate per annum equal to the "Prime Rate" plus
3.00 percentage points.

"BORROWER'S BOOKS" are all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to any of the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising.

"BUSINESS DAY" means any day when Bank is open for business, other than Saturday, Sunday or any other day on which banks in California are not open for business.

"CODE" is the California or Texas Uniform Commercial Code.

"COLLATERAL" consists of all of Borrower's right, title and interest in and to goods, equipment, inventory, fixtures, accounts, chattel paper, instruments, documents, investment property, rights to proceeds of written letters of credit, cash, deposit accounts, intellectual property, copyright rights, applications and registrations, trade secrets, trademarks and trade names, and all other property described in the attached as Exhibit "A".

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"COLLATERAL HANDLING FEE" is defined in Section 3.4.

"COLLECTIONS" are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

"COMPLIANCE CERTIFICATE" is attached as Exhibit "B".

"EVENT OF DEFAULT" is defined in Section 9.

"FACILITY" is an extension of credit by Bank to Borrower in order to finance receivables with an aggregate Account Balance not exceeding the Facility Amount.

"FACILITY AMOUNT" is $3,000,000.00.

"FACILITY FEE" is defined in Section 3.3.

"FACILITY PERIOD" is the period beginning on this date and continuing until MARCH 21, 2001, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower under Section 3.5.

"FINANCE CHARGES" is defined in Section 3.2.

"FINANCED RECEIVABLES" is accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively "receivables"), which Bank finances and makes an Advance with respect to. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

"FINANCED RECEIVABLE BALANCE" is the total outstanding amount, at any time, of all Financed Receivables.

"GUARANTOR" means any guarantor of the Obligations.

"INELIGIBLE RECEIVABLE" is any accounts receivable:

(A)      that is unpaid (90) calendar days after the invoice date; or
(B) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

(C)      for which there has been any breach of warranty or  representation  in
         Section 6 or any breach of any covenant in this Agreement; or

(D) for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment.

"INSOLVENCY PROCEEDING" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"INVOICE TRANSMITTAL" shows accounts receivables which Bank may finance and, for each receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

"LOCKBOX" is described in Section 6.2.

"MINIMUM AMOUNT" is the minimum intended use of the Facility, which is $10,000.00.

"OBLIGATIONS" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or hereinafter arising under this Agreement or


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any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Administrative Fees, interest, fees, expenses, professional fees and attorneys' fees or other.

"PREPAYMENT FEE" is defined is Section 3.5.

"PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

"RECONCILIATION DATE" is the last day of each Reconciliation Period.

"RECONCILIATION PERIOD" is each calendar month.

2.       FINANCING OF ACCOUNTS RECEIVABLE.
         --------------------------------

     2.1. REQUEST FOR ADVANCES. During the Facility Period, Borrower may offer accounts receivable to Bank, if there is not an Event of Default.
          Borrower will deliver an Invoice Transmittal for each accounts receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

     2.2. ACCEPTANCE OF ACCOUNTS RECEIVABLE. Bank is not obligated to finance any accounts receivable. Bank may approve any Account Debtor's credit before buying any receivable. When Bank accepts a receivable, it will pay Borrower the Advance Rate times the face amount of the receivable (the "Advance"). Bank may, in its sole discretion, change the percentage of the Advance Rate. When Bank makes an Advance, the receivable becomes a "Financed Receivable." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance, and no Event of Default shall exist, or would occur as a result of the Advance. The aggregate amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

3.       COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES.
         --------------------------------------------------
The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's sole discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its sole discretion, charge fee and Finance Charges to Borrower's deposit account maintained with Bank.

     3.1. COLLECTIONS. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligation in any order it chooses. If Bank receives a payment for both Financed Receivable and a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 3.8.

     3.2. FINANCE CHARGES. In computing Finance Charges on the Obligations, all checks and other items of payment received by Bank (including proceeds of Financed Receivables and payment of Obligations in full) shall be deemed applied by Bank on account of the Obligations THREE (3) BUSINESS DAYS after receipt by Bank of immediately available funds. Borrower will pay a finance charge (the "Finance Charge") on each Reconciliation Date. Which is the greater of (i) the Applicable Rate times the number of days in the Reconciliation Period times the outstanding average daily Financed Receivable Balance for that Reconciliation Period or (ii) the Minimum Amount.

     3.3. FACILITY  FEE.  A  fully  earned,   non-refundable   facility  fee  of
          $15,000.00 is due on execution of this Agreement.

     3.4. COLLATERAL HANDLING FEE. Borrower will pay to Bank a collateral handling fee each Reconciliation Date equal to .375% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period

     3.5. PREPAYMENT FEE. If Borrower prepays the Obligations and terminates the Facility within six months from the date of this Agreement, a fully
          earned,   non-refundable  prepayment  fee  of  $30,000.00  is  due  on voluntary or involuntary full payment of the Obligations unless the Obligations are paid in full from an initial advance from a loan arrangement with Bank.

     3.6. ACCOUNTING. After each Reconciliation Period, Bank will send an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, the Collateral Handling Fee and the Administrative Fee. If Borrower does not object to the accounting in writing within


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          30 days it is considered  correct.  All Finance Charges
          and other interest and fees calculated on the basis of a 360 day year and actual days elapsed.

     3.7. DEDUCTIONS. Bank may deduct fees, finance charges and other amounts due from any Advances made or Collections received by Bank.

     3.8 ACCOUNT COLLECTION SERVICES. Certain Account Debtors may require that all Borrower's receivables be paid to the same address/or party and Borrower and Bank may agree. If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within THREE (3) BUSINESS DAYS of receipt of those collections, Bank will give Borrower the receivables collections it receives for receivables other than Financed Receivables and/or amounts in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as Finance Charges, expenses or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

4.       REPAYMENT OF OBLIGATIONS.
         ------------------------

     4.1. REPAYMENT ON MATURITY. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect to which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable and (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance.

     4.2. REPAYMENT ON EVENT OF DEFAULT. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Collateral Handling Fees, attorneys and professional fees, court costs and expenses, and any other Obligations.

5.       POWER OF ATTORNEY.
         -----------------

Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to:

(A) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables:

(B) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses:

(C) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

(D)      notify all Account Debtors to pay Bank directly;

(E)      receive, open, and dispose of mail addressed to Borrower;

(F)      endorse Borrower's name on check or other instruments;

(G) execute on Borrower's behalf any instruments, documents, financing statements to perfect Bank's interests in the Financed Receivables and Collateral; and

(H)      do all acts and things necessary or expedient.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS.
         -----------------------------------------

     6.1.REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants for each Financed Receivable:

(A)      It is the owner with legal right to sell, transfer and assign it;


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(B)      The correct amount is on the Invoice Transmittal and is not disputed;

(C) Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

(D) It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

(E) There are no asserted or known defenses, offsets, counterclaims or agreements for which the Account Debtor has claimed or may claim any deduction or discount;

(F) It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(G) There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings. Borrower will promptly notify Bank in writing if any action, proceeding or governmental investigation, involving Borrower is commenced that may result in damages or costs to Borrower of Ten Thousand Dollars ($10,000) or more.

(H) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

(I) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

   6.1.1 ADDITIONAL REPRESENTATION AND WARRANTIES. Borrower represents and warrants as follows:

(A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

(B) Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

(C) Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor
         Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     6.2.AFFIRMATIVE COVENANTS.  Borrower will do all of the following:

(A) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

(B) Give Bank at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

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(C)      Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested, provided that Borrower need not make any payment if the amount or validity of the payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

(D) Upon Bank's request, provide a written report setting forth each Payment of any Financed Receivable that does not occur by its Due Date and the reasons for the delay. The written report shall be delivered to Bank within 5 calendar days of Bank's request.

(E) Give Bank copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of filing with the Securities and Exchange
         Commission, while any Financed Receivable is outstanding.

(F) Provide Bank with, as soon as available, but in no event later than thirty (30) calendar days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower's operations during the period together with an aged listing of accounts receivable and accounts payable.

(G) Execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

(H) Provide Bank with a Compliance Certificate no later than 5 calendar days following each quarter end or as requested by Bank.

(I) Immediately notify, transfer and deliver to Bank all collections Borrower receives for Financed Receivables.

(J) Direct each Account Debtor to make Payments to a lockbox account with Bank or to wire transfer Payments to Bank.

(K) Borrower will allow Bank to audit Borrower's Accounts at Borrower's expense no later than 90 days of the execution of this Agreement and semi-annually thereafter.

(L) Provide Bank with a sell through and deferred revenue report upon request.

     6.3 NEGATIVE COVENANTS. Borrower will not do any of the following without Bank's prior written consent:

(A) Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral that will prime, impair or compromise any or all of Bank's rights, title and interest in and to any of the Collateral.

(B) Convey, sell, lease, transfer or otherwise dispose of the Collateral, except in the ordinary course of its business.

(C) Create, incur, assume, or otherwise become liable, either directly or indirectly, for any indebtedness, except for (i) indebtedness owed to Bank, (ii) normal trade debts incurred in the ordinary course of its business and (iii) the Subordinated Convertible Debenture granted by Micrografx, Inc to Intergraph Corporation on or about April 16, 1999.

(D) Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

7.       ADJUSTMENTS.
         -----------

If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an "Adjustment") or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6., Borrower will promptly advise Bank. Borrower will resell any rejected, returned, or recovered personal property for Bank, at Borrower's expense, and pay proceeds to Bank. While Borrower has returned goods that are

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Bank property, Borrower will segregate and mark them "property of Silicon
Valley Bank." Bank owns the Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

8.       SECURITY  INTEREST.
         ------------------

Borrower grants to Bank a continuing security interest in all presently and later acquired Collateral. Any security interest will be a first priority security interest in the Collateral.

9.       EVENTS OF DEFAULT.
         -----------------

Any one or more of the following is an Event of Default.

(A)      Borrower fails to pay any amount owed to Bank when due;

(B) Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

(C) Borrower becomes insolvent or is generally not paying its debts as they become due or is left with unreasonably small capital;

(D) Any involuntary lien, garnishment, attachment attaches to the Financed Receivables or any Collateral;

(E) Borrower breaches any covenant, agreement, warranty, or representation and does not cure it to Bank's satisfaction within 10 calendar days; but a breach that cannot be cured is an immediate Event of Default;

(F) Borrower is in default under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank, its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

(G) An event of default occurs under any Guaranty of the Obligations or any material provision of any Guaranty is not valid or enforceable or a Guaranty is repudiated or terminated;

(H) A material default or event of default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

(I) Any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement; or

(J) (i) A material impairment in the perfection or priority of the Bank's security interest in the Collateral; (ii) a material adverse change in the business, operations, or conditions (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Advances occurs.

10.      REMEDIES.
         --------

    10.1.REMEDIES UPON DEFAULT. When an Event of Default occurs, (1) Bank may stop financing receivables or extending credit to Borrower; (2) at Banks option and on demand, all or a portion of the Obligations or, for to an Event of Default described in Section 9(B), automatically and without demand, are due and payable in full; (3) apply to the Obligations any (i) balances and deposits of Borrowers it holds, or
         (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and (4) Bank may exercise all rights and remedies under this Agreement and the law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner. Borrower agrees that any notice of sale required to be given to Borrower is if given at least five days before the sale may be held.

    10.2.DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

    10.3.DEFAULT RATE. If any amount is not paid when due, the amount bears interest at the Applicable Rate plus five percent until the earlier of
         (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.


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11.      FEES, COSTS AND EXPENSES.
         ------------------------

The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

12.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.
         ------------------------------------------

    12.1.CHOICE OF LAW,  CHOICE OF VENUE.  This Agreement shall be governed by, and construes in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of Santa Clara County, State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Agreement. Borrower acknowledges that this Agreement has been applied for and accepted in the State of California. Additionally, Borrower acknowledges that any and all Advances hereunder shall be made from the Bank's offices in California and any and all payments to be made by Borrower hereunder shall be delivered to Bank's offices in California.

     /S/JMC BORROWER'S INITIALS
     ------

    12.2.JURY TRIAL WAIVER.

         BORROWER AND BANK EACH WAIVE THEIR ESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTIONS. EACH PARTY RECOGNIZES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES IT JURY TRAIL RIGHTS.

     /S/JMC BORROWER'S INITIALS
     ------

    12.3.COUNTER SIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

13.      NOTICES.
         -------

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower MICROGRAFX, INC.

                           505 Millennium Drive

                           Allen, TX 75013
                           Attn: Chief Financial Officer

                           FAX: (214) 495-4053


         and to   MICROGRAFX INTERACTIVE, INC.
                  505 Millennium Drive

                  Allen, TX 75013
                  Attn: Chief Financial Officer

                  FAX: (214) 495-4053

         and to   INTERCAP GRAPHICS SYSTEMS, INC.
                  116 Defense Highway

                  Annapolis, MD 21401
                  Attn: Chief Financial Officer

                  FAX: (301) 261-8358

         If to Bank        Silicon Valley Bank

                           3003 Tasman Drive

                           Santa Clara, CA 95054-1191
                           Attn: Credit Manager

                           FAX: (408) 980-6410

14.      SUBROGATION AND SIMILAR RIGHTS.
         ------------------------------

Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

15.      WAIVERS OF NOTICE.
         -----------------

Each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank's failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower's risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Borrower with respect to the Obligations in any manner or whatsoever.

16.      SUBROGATION DEFENSES.
         --------------------

Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2850, 2899 and 3433 and California
Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

17.      RIGHT TO SETTLE, RELEASE.
         ------------------------

The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, or rights, if any, which Borrower may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents, relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

18.      LIMITED RIGHT TO SALE OF IMAGE2WEB STOCK.
         ----------------------------------------

Pursuant to this Agreement,
Borrower is granting and pledging to Bank, inter alia, a first priority security interest and lien against all assets, intellectual property, and stock relating to Image2Web, Inc. (hereinafter "Image2Web"), a wholly-owned subsidiary of Borrower. Notwithstanding the foregoing, Bank agrees that Borrower may sell up to thirty percent (30%) of the fully diluted capital stock of Image2Web to third party investors that infuses cash to cover Image2Web's capital needs. No other sales of Image2Web stock shall take place without prior written approval of Bank.

19.  GENERAL PROVISIONS.
     ------------------

    19.1.SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

    19.2.INDEMNIFICATION.  Borrower  will  indemnify,  defend and hold harmless
         Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and
         (b) losses or expenses incurred, or paid by Borrower from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

    19.3.TIME OF ESSENCE. Time is of the essence for performance of all obligations in this Agreement.

    19.4.SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

    19.5.AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing and executed by all parties hereto. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

    19.6.COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

    19.7.SURVIVAL. All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

    19.8.CONFIDENTIALITY.  Bank  will  use the  same  degree  of care  handling
         Borrower's confidential information that it uses for its own confidential information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

    19.9.OTHER AGREEMENTS. This Agreement may not adversely affect Banks rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement. Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrowers Obligations under this Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

BORROWER:  MICROGRAFX, INC.

By:  /S/JOHN M. CARRADINE
     --------------------

Title:  VICE PRESIDENT
        --------------


BORROWER:  MICROGRAFX, INTERACTIVE, INC.

By:  /S/JOHN M. CARRADINE
     --------------------

Title: VICE PRESIDENT
       --------------



BORROWER:  INTERCAP GRAPHICS SYTEMS, INC.

By:  /S/ JOHN M. CARRADINE
     ---------------------

Title:  VICE PRESIDENT
        --------------




BANK:    SILICON VALLEY BANK



By:  /S/MIKE FIELD
     -------------

Title: SENIOR VICE PRESIDENT
       ---------------------
       Executed in Santa Clara County, California

EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

All the stock of Image2Web, Inc. now owned or hereafter acquired by Borrower together with all dividends, stock dividends, stock splits, distributions, rights, proceeds, and any other property receivable or otherwise distributable in respect of, or in exchange for, or in substitution of any and all such stock.

All Borrower's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to any of the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising. and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not include
Micrografx, Inc.'s interest in the stock of InterCAP Graphics Systems, Inc. now owned or hereafter acquired by Borrower or the dividends, stock dividends, stock splits, distributions, rights, and proceeds, or other property distributable in exchange for, or in substitution of any and all of capital stock of InterCAP Graphics Systems, Inc.

                                   EXHIBIT "B"

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

COMPLIANCE CERTIFICATE

I, as authorized officer of MICROGRAFX, INC., MICROGRAFX INTERACTIVE, INC.,
AND INTERCAP GRAPHICS SYSTEMS, INC. (collectively, "Borrower") certify under the Accounts Receivable Financing Agreement (the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows.

BORROWER REPRESENTS AND WARRANTS FOR EACH FINANCED RECEIVABLE:

         It is the owner with legal right to sell, transfer and assign it;

         The correct amount is on the Invoice Transmittal and is not disputed;

         Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

         It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

         There are no known or asserted defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

         It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

         There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the Collateral, and Borrower does not have knowledge of any such pending or threatened actions or proceedings;

         Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

ADDITIONALLY, BORROWER REPRESENTS AND WARRANTS AS FOLLOWS:

         Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

         Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

         All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,

BORROWER:  MICROGRAFX, INC.


SIGNATURE

TITLE

DATE

BORROWER:  MICROGRAFX, INTERACTIVE, INC.


SIGNATURE

TITLE

DATE

BORROWER:  INTERCAP GRAPHIC SYSTEMS, INC.


SIGNATURE

TITLE

DATE

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation:  MICROGRAFX, INC., a TEXAS corporation

Number of Shares:  25,000
                   ------
Class of Stock: Common
Initial Exercise Price:  $7.00 per share

Issue Date:  MARCH 21, 2000
             --------------
Expiration Date:  MARCH 21, 2007
                  --------------


THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.
           --------

1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after
Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the

Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

       1.6 ASSUMPTION UPON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.
           -------------------------------------------------------------

     1.6.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

     1.6.2. ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           -------------------------

2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company (i) declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, or (ii) subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Articles (Certificate) of Incorporation. The provisions set forth for the Shares in the Company's Articles (Certificate) of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver effects Holder in the same manner as they effect all other shareholders of the Shares.

2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

2.6 FRACTIONAL SHARES. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the
Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

     (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

     (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     (c)  The Capitalization table attached hereto is true and correct.

3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within 90 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Company (or if there are no such requirements or if the subject loan(s) no longer are outstanding), then within 45 days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The
Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth in the Company's Investors' Rights Agreement or similar agreement. The provisions set forth in Company's Investors' Right Agreement or similar agreement relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver effects Holder in the same manner as they effect all other shareholders of the Shares.

ARTICLE 4. MISCELLANEOUS.
           -------------

4.1 TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder`s notice of proposed sale.

4.4 TRANSFER PROCEDURE. Subject to the provisions of Section
4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to be provided under this Warrant shall be sent to the following address:

                           Silicon Valley Bank
                           Attn: Treasury Department  HG100
                           3003 Tasman Drive
                           Santa Clara, CA  95054

4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                    "COMPANY"

                                Micrografx, Inc.


                                      By:      /S/JOHN M. CARRADINE
                                               --------------------

                                      Name:    JOHN M. CARRADINE
                                               -----------------
                                                     (Print)
                                      Title:   Chairman of the Board,
                                               President or Vice President


                                      By:      /S/JOHN M. CARRADINE
                                               --------------------

                                      Name:    JOHN M. CARRADINE
                                               -----------------
                                                     (Print)

                                      Title:   Chief Financial Officer,
                                               Secretary, Assistant Treasurer or
                                               Assistant Secretary

                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase shares of the Common/Preferred Series ___ [Strike one] Stock of Micrografx, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         or

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                           -------------------------------------------
                                    (Name)


                           -------------------------------------------

                           -------------------------------------------
                                    (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                          ------------------------------------
                                                     (Signature)

                                          --------------------
                                                      Date)

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this "IP Agreement") is made as of the 8th day of March 2000 by and between MICROGRAFX, INC. ("Grantor"), and Silicon Valley Bank, a California banking corporation ("Bank").

                                    RECITALS

A. Bank will make credit extensions to Grantor as described in the Accounts Receivable Financing Agreement (the "Loan Agreement"), but only if Grantor grants Bank a security interest in its Copyrights, Trademarks, Patents, and Mask Works. Defined terms used but not defined herein shall have the same meanings as in the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Grantor's Indebtedness under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

1. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance of all of Grantor's present or future indebtedness, Obligations and liabilities (collectively, "Indebtedness") to Bank, Grantor hereby grants a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (all of which shall collectively be called the "Intellectual Property Collateral"), including, without limitation, the following:

     (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on EXHIBIT A attached hereto (collectively, the "Copyrights");

     (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

     (c) Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

     (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on EXHIBIT B attached hereto (collectively, the "Patents");

     (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on EXHIBIT C attached hereto (collectively, the "Trademarks")

     (f) All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on EXHIBIT D attached hereto (collectively, the "Mask Works");

     (g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

     (h) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

     (i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

     (j)  All  proceeds  and  products  of  the  foregoing,   including  without
          limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2. AUTHORIZATION AND REQUEST. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Agreement.

3. COVENANTS AND WARRANTIES. Grantor represents, warrants, covenants and agrees as follows:

     (a) Grantor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business.

     (b) Performance of this IP Agreement does not conflict with or result in a breach of any IP Agreement to which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this IP Agreement constitutes a security interest.

     (c) During the term of this IP Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business or as set forth in this IP Agreement;

     (d) To its knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

     (e) Grantor shall promptly advise Bank of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent, Copyright, or Mask Work specified in this IP Agreement;

     (f) Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works,
          (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate.

     (g) Grantor shall promptly register the most recent version of any of Grantor's Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Intellectual Property Collateral;

     (h) This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral, this IP Agreement will create at the time Grantor first has rights in such after acquired Intellectual Property Collateral, in favor of Bank a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause (i) below;

     (i)  To its  knowledge,  except for,  and upon,  the filing with the United
          States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (i) for the grant by

          Grantor of the security interest granted hereby or for the execution, delivery or performance of this IP Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies thereunder;

     (j) All information heretofore, herein or hereafter supplied to Bank by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

     (k) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Bank's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interest in any property included within the definition of the Intellectual property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

     (l) Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Bank in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Grantor to dispose of any material Intellectual Property Collateral of the rights and remedies of Bank in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

4. BANK'S RIGHTS. Bank shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this IP Agreement to take but which Grantor fails to take. Grantor shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

5. INSPECTION RIGHTS. Grantor hereby grants to Bank and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable notice to Grantor, and any of Grantor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested, but not more than one (1) time in every six (6) months; provided, however, that Bank may conduct an inspection within 90-days of the execution of this Agreement, and nothing herein shall entitle Bank access to Grantor's trade secrets and other proprietary information.

6. FURTHER ASSURANCES; ATTORNEY IN FACT.

     (a) On a continuing basis, Grantor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Bank, to perfect Bank's security interest in all Copyrights, Patents, Trademarks, and Mask Works and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Bank the grant or perfection of a security interest in all Intellectual Property Collateral.

     (b) Grantor hereby irrevocably appoints Bank as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Bank or otherwise, from time to time in Bank's discretion, upon Grantor's failure or inability to do so, to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

               (i) To modify, in its sole discretion, this IP Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Grantor no longer has or claims any right, title or interest; and

               (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law.

7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this IP Agreement:

     (a)  An Event of Default occurs under the Loan Agreement; or

     (b) Grantor breaches any covenant, agreement, warranty, or representation made by Grantor in this IP Agreement, and does not cure it to Bank's satisfaction within 10 calendar days; but a breach that cannot be cured is an immediate Event of Default.

8. REMEDIES. Upon the occurrence and continuance of an Event of Default, Bank shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Bank has a security interest and to make it available to Bank at a place designated by Bank. Bank shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and Mask Works to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any expenses (including reasonable attorney's fees) incurred by Bank in connection with the exercise of any of Bank's rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral. All of Bank's rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

9. INDEMNITY. Grantor agrees to defend, indemnify and hold harmless
Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following or consequential to transactions between Bank and Grantor, whether under this IP Agreement or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Bank's gross negligence or willful misconduct.

10. REASSIGNMENT. At such time as Grantor shall completely satisfy all of the obligations secured hereunder, Bank shall execute and deliver to Grantor all deed, assignments, and other instruments as may be necessary or proper to reinvest in Grantor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Bank pursuant hereto.

11. COURSE OF DEALING. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12. ATTORNEYS' FEES. If any action relating to this IP Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

13. AMENDMENTS. This IP Agreement may be amended only by a written instrument signed by both parties hereto.

14. COUNTERPARTS. This IP Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

15. LAW AND JURISDICTION. This IP Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard for choice of law provisions. Grantor and Bank consent to the nonexclusive jurisdiction of any state or federal court located in Santa Clara County, California.

16. CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this IP Agreement except that the disclosure of this information may be made (i) to the affiliates of the Bank, (ii) to prospective transferee or purchasers of an interest in the obligations secured hereby, provided that they have entered into comparable confidentiality agreement in favor of Grantor and have deliver a copy to Grantor, (iii) as required by law, regulation, rule or order, subpoena judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank.

IN WITNESS WHEREOF, the parties hereto have executed this IP Agreement on the day and year first above written.

ADDRESS OF GRANTOR:                                       GRANTOR:

505 Millennium Drive                                      MICROGRAFX, INC.
Allen, Texas 75013
                                                        By: /S/JOHN M. CARRADINE
                                                            --------------------

                                                         Name: JOHN M. CARRADINE
                                                               -----------------

                                                         Title: CFO
                                                                ---

         Exhibit "A" attached to that certain intellectual Property Security Agreement Dated March 21,2000.

                                   EXHIBIT "A"

                                   COPYRIGHTS

    SCHEDULE A - ISSUED COPYRIGHTS



         Copyright Description                  Registration Number                  Date of Issuance
         ---------------------                  -------------------                  ----------------

Card Studio Source Code                             TX4-321-216                          08/23/96
Createacard Gold, Version 1.0                       TX4-574-621                          10/20/97
Createacard Gold, Version 2.0                       TX4-574-620                          10/20/97
Createacard Plus, Version 1.0                       TX4-574-623                          10/20/97
Createacard Plus, Version 2.0                       TX4-574-622                          10/20/97
Marta                                               VA 916-760                           04/28/98
Micrografx World Wide Web Pages                     TX 4248781                           03/18/96
Micrografx World Wide Web Pages                     TX4-330-001                          06/19/96
Micrografx World Wide Web Pages                     TX4-354-724                          08/19/96
Micrografx World Wide Web Pages                     TX4281810                            03/20/96


SCHEDULE B - PENDING COPYRIGHT APPLICATIONS

                                                                              First Date
Copyright                    Application                Date of               Of Public
Description                  Number                     Filing Creation       istribution
-----------                  -----------                ---------------       -----------

N/A

SCHEDULE C - UNREGISTERED COPYRIGHT (Where No Copyright Application is Pending)


                                                                                Date and
                                                                                Recordation
                                                                                Number of
                                                                                IP Agreement
                                                                                Owner of
                                                                                Grantor (if
                                                      Original Author or        Original Author or
                                                      Owner of                  Owner of
                                                      Copyright (if             Copyright is
Copyright                            First Date of    Different from            Different From
Description     Date of Creation     Distribution     Grantor)                  Grantor)
-----------     ----------------     -------------    -------------------       -------------------

N/A

Exhibit "B" attached to that certain Intellectual Property Security Agreement dated March 21, 2000

                                                        EXHIBIT "B"

                                                          PATENTS

Patent
Description                            Docket No.           Country    Serial No.    Filing Date     Status
-----------                            ----------           -------    ----------    -----------     ------

System and Method for Generating       18682.0107           US         5,588,108     12/24/96        Registered
Graphics Charts

Graphics System and Method Having      18682.0105           US         5,704,028     12/30/97        Registered
Data Fields and Shape Replacement
Control

System and Method for Automatically    18682.0113           US         5,742,750     04/21/98        Registered
Inserting and Deleting an Object in
a Graphics Chart

System and Method for Generating       18682.0121           US         5,844,558     12/01/98        Registered
Graphics Charts

Executable Flowchart                   18682.0124           US         5,893,105     04/06/99        Registered


System and Method for Automatically    18682.0112           US         5,943,062     08/24/99        Registered
Routing a Line in a Graphics Chart

Method and System for Producing        18682.0120           US         5,959,633     09/28/99        Registered
Graphical Images

System and Method for Generating       18682.0123           US         5,982,383     11/09/99        Registered
Graphics Charts

Graphics System and Method Having      18682.0125           US         08/763163     12/10/96        Pending
Objects Conformed to a Template

Method and System for Controlling      18682.0111           US         08/804487     02/21/97        Pending
the Conversion of a File From an
Input Format to an Output Format

System and Method of Providing         18682.0116           US         08/901043     07/28/97        Allowed
Interactive Vector Graphics Over a
Network

Executable Flowchart                   18682.0151           EP         97947384.0    11/10/97        Pending

Graphics System and Method Having      18682.0152           EP         97951564.0    12/08/97        Pending
Objects Conformed to a Template



System for Simulating the Depth of     18682.0135           US         09/018115     02/03/98        Pending
Field of an Image in Two Dimensional
Space and Method of Operation

System and Method for Automatically    18682.0139           US         09/063231     04/20/98        Pending
Inserting and Deleting an Object in
a Graphics Chart

Method and System for Transforming     18682.0138           US         09/195802     11/18/98        Pending
Dynamic Content for Use on the
Internet

System and Method for Determining a    18682.0149           US         09/226176     01/04/99        Pending
Path in a Graphical Diagram

System for Simulating the Depth of     18682.0141           WO         PCT/US99      02/02/99        Pending
Field of an Image in Two Dimensional                                   /02245
Space and Method of Operation

System and Method for Adjusting a      18682.0146           US         09/272756     03/19/99        Pending
Graphical Object

System and Method for Processing an    18682.0145           US         09/272928     03/19/99        Pending
Event of a Graphical Object

System and Method for Controlling      18682.0147           US         09/273170     03/19/99        Pending
the Operation of a Graphical Object
Using a Project

System and Method for Processing       18682.0148           US         09/273427     03/19/99        Pending
Data  for a Graphical Object

System and Method for Image            18682.0153           US         60/136617     05/27/99        Provisional/Pending
Processing

System and Method of Providing         19682.0158           US         09/491065     01/25/00        Pending
Interactive Vector Graphics Over a
Network


Exhibit "C" attached to that certain Intellectual Property Security Agreement dated March 21, 2000.

                                   EXHIBIT "C"

                                   TRADEMARKS

Trademark
Description             Country             Serial No.    Reg. No.        Status
----------------------- ------------------- ---------- --------------- ---------------
Micrografx              Argentina                            1704031  Registered
Igrafx                  Australia                             792469  Registered
Ishapes                 Australia                             785622  Registered
Living Flowcharts       Australia                             721425  Registered
M & Design              Australia                            A520433  Registered
M Micrografx            Australia                             708827  Registered
(Stylized)
Micrografx              Australia                            A520432  Registered
Micrografx Flowcharter  Australia                             753061  Registered
Micrografx Graphics     Australia                             753062  Registered
Suite
Picture Publisher       Australia                             553742  Registered
Process Walker          Australia                             782766  Registered
M Micrografx            Brazil                                             Filed
(Stylized)
Micrografx (word)       Brazil                             820543934  Registered
ABC Flowcharter         Benelux                               594158  Registered
ABC Graphics Suite      Benelux                               585823  Registered
ABC Media Manager       Benelux                               590431  Registered
ABC Viewer              Benelux                               584574  Registered
Enterprisecharter       Benelux                                            Filed
Igrafx                  Benelux                              0655749  Registered
Ishapes                 Benelux                              0647136  Registered
Living Flowcharts       Benelux                               609117  Registered
M Micrografx            Benelux                               604275  Registered
(Stylized)
Micrografx              Benelux                               514057  Registered
Networkcharter          Benelux                                            Filed
Process Walker          Benelux                              0647107  Registered
ABC Flowcharter         Canada                                484500  Registered
ABC Media Manager       Canada                                             Filed
Igrafx                  Canada                                             Filed
Ishapes                 Canada                                             Filed
M & Design              Canada                             TMA385129  Registered
M Micrografx            Canada                                493739  Registered
(Stylized)
Micrografx              Canada                             TMA398633  Registered
Micrografx Flowcharter  Canada                             TMA513492  Registered
Micrografx Graphics     Canada                             TMA513494  Registered
Suite


Process Walker          Canada                                             Filed
Enterprisecharter       Switzerland                           465128  Registered
Igrafx                  Switzerland                           464717  Registered
Intelligent Graphics    Switzerland                           465077  Registered
@ Work
Ishapes                 Switzerland                           463226  Registered
M Micrografx            Switzerland                           450290  Registered
(Stylized)
Networkcharter          Switzerland                           465129  Registered
Process Walker          Switzerland                           464229  Registered
M Micrografx & Design   China P.R.                                         Filed
Micrografx (word)       China P.R.                                         Filed
ABC Flowcharter         Germany                             39609500  Registered
ABC Graphics Suite      Germany                             39551351  Registered
ABC Media Manager       Germany                             39601978  Registered
ABC Viewer              Germany                             39539682  Registered
Enterprisecharter       Germany                                            Filed
Igrafx                  Germany                             39926297  Registered
Ishapes                 Germany                             39915010  Registered
Living Flowcharts       Germany                             39648778  Registered
M & Design              Germany                              1175329  Registered
M Micrografx            Germany                             39624246  Registered
(Stylized)
Micrografx              Germany                              1180297  Registered
Micrografx Flowcharter  Germany                             39751592  Registered
Micrografx Graphics     Germany                             39751593  Registered
Suite
Process Walker          Germany                             39903069  Registered
Simply 3D & Design      Germany                             39518864  Registered
ABC Flowcharter         Denmark                           04581/1997  Registered
ABC Graphics Suite      Denmark                          VR0044/1996  Registered
ABC Media Manager       Denmark                           01034/1996  Registered
ABC Viewer              Denmark                           08205/1995  Registered
Enterprisecharter       Denmark                           01928/1999  Registered
Igrafx                  Denmark                           02198/1999  Registered
Intelligent Graphics    Denmark                           02122/1999  Registered
@ Work
Ishapes                 Denmark                           01935/1999  Registered
Living Flowcharts       Denmark                           00269/1997  Registered
M & Design              Denmark                           00505/1992  Registered
M Micrografx            Denmark                           05061/1996  Registered
(Stylized)
Micrografx              Denmark                            5067/1992  Registered
Networkcharter          Denmark                           02504/1999  Registered




Process Walker          Denmark                           01228/1999  Registered
M Micrografx            Community                             677930  Registered
(Stylized)              Trademark
Micrografx              Community                              66290  Registered
                        Trademark

ABC Graphics Suite      Spain                                2000322  Registered
Activecharts            Spain                                              Filed
Enterprisecharter       Spain                                              Filed
Igrafx                  Spain                                              Filed
Ishapes                 Spain                                              Filed
M & Design              Spain                                1527911  Registered
M Micrografx            Spain                                2036965  Registered
(Stylized)
M Micrografx            Spain                                2036972  Registered
(Stylized)
Micrografx Flowcharter  Spain                                2137807  Registered
Micrografx Graphics     Spain                                2112540  Registered
Suite
Networkcharter          Spain                                              Filed
Igrafx                  Finland                               216481  Registered
ABC Flowcharter         France                             96/611465  Registered
ABC Graphics Suite      France                             95/600036  Registered
ABC Media Manager       France                             96/605229  Registered
ABC Viewer              France                              95590205  Registered
Activecharts            France                              98759947  Registered
Enterprisecharter       France                              99778205  Registered
Igrafx                  France                              99791863  Registered
Intelligent Graphics    France                              99781279  Registered
@ Work
Ishapes                 France                              99780017  Registered
Living Flowcharts       France                              96648630  Registered
M & Design              France                               1551748  Registered
M Micrografx            France                              96627023  Registered
(Stylized)
Micrografx              France                               1551746  Registered
Micrografx Flowcharter  France                             97/699399  Registered
Micrografx Graphics     France                             97/698413  Registered
Suite
Networkcharter          France                              99781600  Registered
Process Walker          France                              99768882  Registered
Simply 3D               France                             98/713900  Registered
The Future of           France                              94513893  Registered
Creativity
ABC Flowcharter         Great Britain                        2057102  Registered
ABC Graphics Suite      Great Britain                        2046750  Registered
ABC Media Manager       Great Britain                        2050320  Registered



ABC Viewer              Great Britain                        2038953  Registered
Enterprisecharter       Great Britain                                      Filed
Igrafx                  Great Britain                        2196379  Registered
Ishapes                 Great Britain                        2188809  Registered
Living Flowcharts       Great Britain                        2114175  Registered
M Micrografx            Great Britain                        2100650  Registered
(Stylized)
Micrografx & Design     Great Britain                        1400384  Registered
Micrografx Graphics     Great Britain                        2148822  Registered
Suite
Networkcharter          Great Britain                                      Filed
Process Walker          Great Britain                        2186055  Registered
Micrografx & Design     Hong Kong                     B14534 of 1999  Registered
Micrografx & Design     Indonesia                                          Filed
ABC Flowcharter         Italy                                              Filed
ABC Graphics Suite      Italy                                 721252  Registered
ABC Media Manager       Italy                                              Filed
Activecharts            Italy                                              Filed
Enterprisecharter       Italy                                              Filed
Igrafx                  Italy                                              Filed
Ishapes                 Italy                                              Filed
Living Flowcharts       Italy                                 759395  Registered
M & Design              Italy                                 636735  Registered
M Micrografx            Italy                                 757347  Registered
(Stylized)
Micrografx              Italy                                 626112  Registered
Networkcharter          Italy                                              Filed
Process Walker          Italy                                              Filed
ABC Flowcharter         Japan                                3283468  Registered
ABC Snapgraphics        Japan                                3283467  Registered
Igrafx                  Japan                                              Filed
Ishapes                 Japan                                              Filed
Living Flowcharts       Japan                                4229216  Registered
M & Design              Japan                                2486726  Registered
M Micrografx            Japan                                4249265  Registered
(Stylized)
M Micrografx            Japan                                4219915  Registered
(Stylized)
Micrografx              Japan                                2646649  Registered
Micrografx Designer     Japan                                2599054  Registered
Micrografx Graphics     Japan                                4286549  Registered
Suite
Simply 3D & Design      Japan                                4327117  Registered
M Micrografx & Design   South Korea                           462148  Registered



M Micrografx & Design   Mexico                                528113  Registered
Igrafx                  Norway                                198653  Registered
M Micrografx            Norway                                195133  Registered
(Stylized)
Micrografx              Norway                                198324  Registered
M Micrografx            New Zealand                           286806  Registered
(Stylized)
Micrografx Flowcharter  New Zealand                           286807  Registered
M Micrografx & Design   Philippines                                        Filed
M Micrografx & Design   Puerto Rico                                        Filed
Activecharts            Sweden                                             Filed
Igrafx                  Sweden                                             Filed
Ishapes                 Sweden                                             Filed
Living Flowcharts       Sweden                                327114  Registered
M Micrografx            Sweden                                323111  Registered
(Stylized)
Micrografx              Sweden                                247501  Registered
Process Walker          Sweden                                             Filed
M Micrografx & Design   Singapore                         T97/12762E  Registered
M Micrografx & Design   Thailand                                           Filed
ABC Flowcharter         Taiwan                                782810  Registered
ABC Media Manager       Taiwan                                796021  Registered
Activecharts            Taiwan                                             Filed
Enterprisecharter       Taiwan                                             Filed
Igrafx                  Taiwan                                             Filed
Ishapes                 Taiwan                                             Filed
M Micrografx            Taiwan                                792762  Registered
(Stylized)
M Micrografx            Taiwan                                 91122  Registered
(Stylized)
Micrografx              Taiwan                                540369  Registered
Process Walker          Taiwan                                892149       Filed
M Micrografx            South Africa                        96/14629  Registered
(Stylized)
Micrografx              South Africa                        96/14628  Registered
Picture Publisher       US                                 1,527,926  Registered
Micrografx              US                                 1,533,961  Registered
ABC Flowcharter         US                                 1,632,984  Registered
Visual Font             US                                 1,947,997  Registered
Visual 3D Clipart       US                                 1,947,998  Registered
Visual Image            US                                 1,947,999  Registered
Visual Software         US                                 1,952,296  Registered
ABC Graphics Suite      US                                 2,065,704  Registered



M Micrografx            US                                 2,075,195  Registered
(Stylized)
ABC Media Manager       US                                 2,079,894  Registered
ABC Viewer              US                                 2,024,560  Registered
Coolshapes              US                                 2,109,619  Registered
Optima!                 US                                 2,139,899  Registered
Instant 3D              US                                 2,155,549  Registered
Micrografx Flowcharter  US                                 2,163,886  Registered
Micrografx Designer     US                                 2,165,798  Registered
Micrographics           US                                 2,165,870  Registered
Graphics Suite
Simply 3D               US                                 2,185,865  Registered
Webtricity              US                                 2,190,684  Registered
Living Flowcharts       US                                 2,204,258  Registered
Micrografx Chili for    US                                 2,222,604  Registered
Children
Miscellaneous Design    US                                 2,244,602  Registered
NetworkCharter          US                                 2,273,186  Registered
IsoCharter              US                                 2,289,584  Registered
EnterpriseCharter       US                                 2,298,820  Registered
Swimlane                US                         75/362,573            Pending
QuickVector             US                         75/390,385            Pending
Process Walker          US                         75/527,212            Pending
Intelligent Graphics    US                         75/557,953            Pending
@ Work
Ishapes                 US                         75/561,241            Pending
Igrafx                  US                         75/592,291            Pending
Igrids                  US                         75/632,204            Pending
Idiagrams               US                         75/632,240            Pending
Iprojects               US                         75/632,241            Pending
The Process Portal      US                         75/709,222            Pending
Image2Web               US                         75/861,802            Pending
Image2Web               US                         75/861,824            Pending
Igrafx IDEF0            US                         75/887,582            Pending
Orgcharter              US                         75/914,431            Pending
Advanedge Technologies  US                                 1,909,808  Registered


Exhibit "D" attached to that certain Intellectual Property Security Agreement dated March 21, 2000.

                                   EXHIBIT "D"

                                   MASK WORKS

Mask Work
Description        Country          Serial No.        Reg. No.            Status
-----------        -------          ----------        --------            ------

N/A

EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

All the stock of Image2Web, Inc. now owned or hereafter acquired by Borrower together with all dividends, stock dividends, stock splits, distributions, rights, proceeds, and any other property receivable or otherwise distributable in respect of, or in exchange for, or in substitution of any and all such stock.

All Borrower's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to any of the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising. and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not include
Micrografx, Inc.'s interest in the stock of InterCAP Graphics Systems, Inc. now owned or hereafter acquired by Borrower or the dividends, stock dividends, stock splits, distributions, rights, and proceeds, or other property distributable in exchange for, or in substitution of any and all of capital stock of InterCAP Graphics Systems, Inc.